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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Haverty Furniture Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                  Ernst & Young

Atlanta, Georgia
July 25, 2001